Exhibit 10.16

INDENTURE

Dated as of August 13, 2009

Among

GLOBAL AVIATION HOLDINGS INC.

NORTH AMERICAN AIRLINES, INC.

WORLD AIRWAYS, INC.,

as Issuers,

THE GUARANTORS NAMED HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

14% SENIOR SECURED FIRST LIEN NOTES DUE 2013

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06; 13.04
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 4.04; 12.02; 12.05
(b)	13.03
(c)(1)	12.04; 12.05
(c)(2)	12.04; 12.05
(c)(3)	N.A.
(d)	13.04
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	N.A.

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A	—	Form of Note
Exhibit B	—	Form of Certificate of Transfer
Exhibit C	—	Form of Certificate of Exchange
Exhibit D	—	Form of Certificate of Acquiring Institutional Accredited Investor

INDENTURE, dated as of August 13, 2009, among Global Aviation Holdings Inc., a Delaware corporation (“Parent”), its indirect wholly-owned subsidiaries, North American Airlines, Inc., a Delaware corporation (“North American”), and World Airways, Inc., a Delaware corporation (“World Airways” and, together with North American and Parent, collectively the “Issuers” and each an “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto and Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuers have duly authorized the creation of an issue of $175,000,000 aggregate principal amount of 14% Senior Secured First Lien Notes due 2013 (the “Notes”);

WHEREAS, the obligations will be unconditionally and irrevocably guaranteed by the Guarantors; and

WHEREAS, the Issuers and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                            Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Parent or such acquisition, merger or consolidation.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 20% or more of the Voting Stock of a Person shall be deemed to be control.

“Agent” means any Registrar or Paying Agent.

“Aircraft Acquisition Debt” means a Capital Lease Obligation, a sale and leaseback transaction or an Aircraft Lease Transaction in each case incurred by Parent or any Restricted Subsidiary of Parent in connection with an acquisition of any aircraft (including the related engines and spare engines), (i) which obligation (x) either constitutes all or part of the purchase price thereof, or is incurred prior to, at the time of or within one year after the acquisition thereof for the purpose of financing or refinancing part of the purchase price thereof and (y) is non-recourse other than to the assets financed, and (ii) which equipment was not owned by Parent or any Restricted Subsidiary of Parent immediately prior to such purchase.

“Aircraft Lease Transaction” means any lease (other than a lease creating Capital Lease Obligations) by any Issuer or Guarantor of aircraft, related engines or spare engines, spare parts or other related equipment (including ground equipment) from any Person other than any Issuer or Guarantor for an initial term (inclusive of renewal terms solely at the option of such Issuer or Guarantor, as the case may be) of at least 12 months.

“Aircraft Mortgage” means each of the mortgages and deeds of trust made by any Issuer or Guarantor with respect to an aircraft owned by it in favor of, or for the benefit of, the Collateral Agent for the benefit of the Holders of Notes.

“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)                                  1.0% of the principal amount of the Note; or

(2)                                  the excess of:

(a)                                  the present value at such redemption date of (i) the redemption price of the Note at August 15, 2012 (such redemption price being set forth in Section 3.07 hereof), plus (ii) all required interest payments due on the Note through August 15, 2012 (excluding accrued but unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)                                 the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer, redemption or exchange.

“Arrow Air” means Arrow Air, Inc., a Delaware corporation.

“Asset Acquisition” means, with respect to any Person, (1) an Investment by such Person or any Restricted Subsidiary of such Person in any third Person pursuant to which such third Person shall become a Restricted Subsidiary of such Person or any Restricted Subsidiary of such Person, or shall be merged with or into such Person or any Restricted Subsidiary of such Person, or (2) the acquisition by such Person or any Restricted Subsidiary of such Person of the assets of any third Person (other than a Restricted Subsidiary of such Person) which constitute all or substantially all of the assets of such third Person or comprise any division or line of business of such third Person or any other properties or assets of such third Person other than in the ordinary course of business.

“Asset Sale” means (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), (2) the issue or sale by Parent or any of its Subsidiaries of Equity Interests of any of Parent’s Restricted Subsidiaries (other than director’s qualifying shares or nominal amounts of shares required by applicable law to be held by a Person other than Parent or a Wholly-Owned Restricted Subsidiary), or (3) any Casualty Event; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 5.01 hereof and not by Section 4.10 hereof.  Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(i)                                     a transfer, sale or other disposition of assets to an Issuer or a Guarantor or by a Restricted Subsidiary that is not a Guarantor or an Issuer to another Restricted Subsidiary that is not a Guarantor or an Issuer;

(ii)                                  an issuance, sale, transfer or other disposition of Equity Interests by a Restricted Subsidiary to Parent or to another Restricted Subsidiary;

(iii)                               a Restricted Payment that is permitted by Section 4.07 hereof or a Permitted Investment;

(iv)                              any sale, lease, sublease or other disposition of assets that are no longer useful by Parent or any of its Restricted Subsidiaries or are damaged, worn-out or obsolete;

(v)                                 the sale or other disposition of Cash Equivalents;

(vi)                              any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $2.0 million;

(vii)                           leases or subleases of facilities which are temporarily not in use or pending their disposition;

(viii)                        the licensing of intellectual property that does not materially interfere with the business of Parent and its Restricted Subsidiaries; and

(ix)                                the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind.

“ATA Assets” means any distributions pursuant to, or on account of, the First Amended Chapter 11 Plan of ATA Airlines, Inc., the Liquidating Trust Agreement for the ATA Plan Trust or otherwise in respect of the estate of ATA Airlines, Inc., together with any property or assets received upon any Asset Sale involving the rights in respect thereof.

“Attributable Debt” in respect of a sale and leaseback transaction occurring on or after the Issue Date means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

“Authentication Order” means a written request or order signed on behalf of the Issuers by an Officer of each Issuer, which Officer shall be the principal executive officer, the principal financial officer or the principal accounting officer in respect of such Issuer, and delivered to the Trustee.

“Bankruptcy Code” means Title 11 of the U.S. Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The term “beneficial ownership” has a corresponding meaning.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (ii) with respect to a partnership, the board of directors of the general partner of the partnership, (iii) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of the sole member or of the managing member thereof and (iv) with respect to any other person, the board of directors or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means for any period, expenditures (including Capital Lease Obligations, but excluding expenditures made with the proceeds of casualty insurance or reinvestment of proceeds of asset dispositions as expressly permitted under Section 4.10 hereof) in respect of the purchase or other acquisition of fixed or capital assets that have a useful life of more than one year and that are required to be capitalized in conformity with GAAP.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Cash Equivalents” means:

(i)                                     U.S. dollars;

(ii)                                  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition;

(iii)                               certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or a U.S. branch of a foreign bank having capital and surplus, at the time of acquisition thereof, in excess of $750 million and having, at the time of acquisition thereof, one of the two highest ratings obtainable from either Standard & Poor’s Rating Services, Inc. or Moody’s Investor Service, Inc. and a Thomson Bank Watch Rating of “B” or better;

(iv)                              securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Services, Inc. or Moody’s Investor Service, Inc.; and

(v)                                 money market funds, at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (iv) of this definition.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss (excluding business interruption) of any assets or rights of Parent or any of its Restricted Subsidiaries.

“Change of Control” means the occurrence of any of the following:

(i)                                     any sale, lease, exchange or other transfer (other than a Lien permitted by this Indenture or by way of consolidation or merger), in one transaction or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than in all such cases to one or more Permitted Holders;

(ii)                                  the approval by the holders of Equity Interests of Parent of any plan or proposal for the liquidation or dissolution of Parent (whether or not otherwise in compliance with the provisions of this Indenture);

(iii)                               any Person or Group (other than the Permitted Holders and any entity controlled by the Permitted Holders) shall become the Beneficial Owner, directly or indirectly of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; or

(iv)                              the replacement over a two-year period of a majority of the Board of Directors of Parent and such replacement shall not have been approved by a vote of at least a majority of the Continuing Directors.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and Aircraft Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Assets.

“Collateral Agent” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement, each Mortgage and each other instrument creating Liens in favor of the Collateral Agent as required in this Indenture, in each case, as the same may be in force from time to time.

“Consolidated Cash Flow” means, with respect to any Person, for any period, the sum (without duplication) of:

(i)                                     Consolidated Net Income for such period; and

(ii)                                  to the extent Consolidated Net Income for such period has been reduced thereby:

(a)                                  all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period;

(b)                                 Consolidated Interest Expense for such period;

(c)                                  Consolidated Non-Cash Charges for such period;

(d)                                 any fees, expenses or charges for such period related to the offering of the Notes, the issuance of the Exchange Notes, the borrowing of loans under the Second Lien Credit Agreement or any refinancing of such loans;

(e)                                  expenses or charges arising from the litigation relating to the guarantees by Parent of the obligations of ATA Airlines, Inc. as lessee under aircraft leases in an aggregate amount not to exceed $3.0 million; and

(f)                                    expenses or charges relating to the parking of aircraft (I) paid or accrued in 2009 in an aggregate amount not to exceed $5.0 million or (II) paid or accrued in 2010 in an aggregate amount not to exceed $2.5 million;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries for such period in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication, the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (paid or accrued), imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations (including fees and premiums)), in each case to the extent that any such expense was deducted in computing such Consolidated Net Income on a consolidated basis for such Person and its Restricted Subsidiaries for such period and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis,

determined in accordance with GAAP, provided that there shall be excluded therefrom (without duplication):

(1)                                  gains or losses from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or other dispositions, abandonments or reserves relating thereto or the extinguishment of any Indebtedness, together with any related provision for taxes on such gains or losses;

(2)                                  extraordinary gains and extraordinary losses together with any related provision for taxes on such extraordinary gains or extraordinary losses;

(3)                                  the net income or loss of any Person acquired prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(4)                                  solely for the purpose of calculating Consolidated Net Income to determine the amount of Restricted Payments permitted under Section 4.07 hereof and for purposes of Section 4.19 hereof, the net income (but not loss) of any Restricted Subsidiary of Parent (excluding any Issuer or Guarantor) to the extent, but only to the extent, that the declaration and/or payment of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(5)                                  all gains realized on or because of the purchase or other acquisition by Parent or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(6)                                  any goodwill impairment charges or other non-cash long term asset impairment charges;

(7)                                  the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(8)                                  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(9)                                  income or loss attributable to discontinued operations (including, without limitation, operations disposed or during such period whether or not such operations were classified as discontinued);

(10)                            in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(11)                            any non-cash expenses or charges resulting from the grant of stock, stock options or other equity-based awards; and

(12)                            any gains (or income) resulting from (or in respect of any distribution of) the ATA Assets.

“Consolidated Non-Cash Charges” means, with respect to any Person and its Restricted Subsidiaries, for any period, depreciation, amortization (including impairment of goodwill and amortization of other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of any Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus non-cash items increasing such Consolidated Net Income for such period (other than accruals of revenue in the ordinary course of business and reversals in such period of an accrual of, or reserve for, a cash charge in another period) on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who (i) was a member of such Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) was nominated for election to such Board of Directors by a Permitted Holder.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 hereof or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Issuers).

“Custodian” means the Trustee, as custodian with respect to the Notes issuable or issued in whole or in part in global form, or any successor entity thereto appointed as a custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall bear the Definitive Note Legend and shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive Note Legend” means the legend set forth in Section 2.06(g)(iv) hereof, which is required to be placed on all Definitive Notes issued under this Indenture.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Interests” means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control or to the extent such Equity Interest is only redeemable or exchangeable into Qualified Equity Interests), in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, for cash or is convertible into or exchangeable for debt securities of Parent or its Subsidiaries at any time prior to such date; provided, however, that any Equity Interests that would constitute Disqualified Interests solely because the holders thereof have the right to require Parent to repurchase or redeem such Equity Interests upon the occurrence of a Change of Control shall not constitute Disqualified Interests if the terms of such Equity Interests provide that Parent may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of Parent other than a Foreign Subsidiary.

“DOT” means the U.S. Department of Transportation and any successor thereto.

“Equity Interests” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (other than earn-outs or similar consideration payable in connection with an acquisition) and (v) all warrants, options or other rights to acquire any of the foregoing (but excluding any debt security that is convertible into, or exchangeable for, Equity Interests).

“Equity Offering” means any public or private sale of Qualified Equity Interests of Parent or any direct or indirect parent entity of Parent, provided that, in the event of an Equity Offering by any direct or indirect parent entity of Parent, such parent entity contributes to the capital of Parent the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Section 3.07(b) hereof.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in exchange for Initial Notes pursuant to the exchange offer contemplated by the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Existing Credit Agreement” means the Amended and Restated Term Loan Agreement among New ATA Acquisition Inc., the lenders parties thereto, Jefferies Finance LLC, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of August 14, 2007, as amended and restated as of June 3, 2008 and as amended, restated, modified or supplemented from time to time.

“Excluded Assets” means:

(i)                                     any property to the extent that a grant of a security interest is prohibited by applicable law, requires a consent not obtained of any governmental authority pursuant to such law or is prohibited by, or constitutes a breach or default under or results in the termination of, or gives rise to a right on the part of the parties thereto, other than Parent or any of its Subsidiaries to terminate (or materially modify), or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or to a Lien on such property permitted to be incurred pursuant to this Indenture or, in the case of any Investments, pledged Equity Interests or pledged debt, any applicable shareholder or similar agreement, except to the extent that such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law;

(ii)                                  any property owned by an Issuer or a Guarantor on the Issue Date or thereafter acquired that is subject to Permitted Liens described in clause (iii) of the definition hereof for so long as such Permitted Liens are in effect if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) prohibits the creation of any other Lien on such property;

(iii)                               any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(iv)                              deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments and any deposit account, securities account or commodity account with an average annual balance of less than $1,000,000, or that is exclusively used to hold Excluded Cash, Trust Tax Accounts and Lessor Maintenance Reserve Accounts;

(v)                                 the Equity Interests of any joint venture in respect of which Parent or any of its Subsidiaries holds Equity Interests if (and only so long as), in any case, the grant of any such security interest is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than Parent or any of its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under any contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder, joint venture or similar agreement;

(vi)                              other than any aircraft as to which an Aircraft Mortgage is required to be delivered by this Indenture, Collateral as to which filing of a security interest requires compliance with filing requirements of the FAA Act to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(vii)                           Excluded Cash;

(viii)                        the Voting Stock of any Foreign Subsidiary in excess of 65% of the outstanding Voting Stock of such Foreign Subsidiary; and

(ix)                                any Equity Interests or other securities of Parent’s Subsidiaries to the extent that the pledge of such securities results in Parent being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for Parent not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither Parent nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to above and such proceeds shall not constitute “Excluded Assets” (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to above).

“Excluded Cash” means cash and Cash Equivalents pledged or deposited in accordance with clause (iv), (v), (xiii), (xv), (xvii), (xviii), (xx), (xxi) or (xxii) of the definition of Permitted Liens.

“FAA” means the Federal Aviation Administration of the United States and any successor thereto.

“FAA Act” means the collective reference to the U.S. Transportation Code (currently codified as Subtitle VII of Title 49 of the U.S. Code) as amended, supplemented, or otherwise modified from time to time, and all FARs and other rules, regulations, directives and orders issued or promulgated from time to time thereunder.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the management of Parent; provided that the Fair Market Value of any asset other than cash or Cash Equivalents in excess of $3.0 million shall be determined by the Board of Directors of Parent, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million.

“FARs” means the FAA Regulations as in effect from time to time under Title 14 of the U.S. Code of Federal Regulations, including, without limitation, the Special Federal Aviation Regulations (as applicable), as amended, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of total Consolidated Cash Flow of such Person and its Restricted Subsidiaries during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate such ratio (the “Transaction Date”) to Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated Cash Flow and Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(i)                                     the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries, or the issuance or redemption of any preferred stock by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (or the issuance or redemption or other repayment of any other preferred stock) by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(ii)                                  any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter

Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness) occurred on the first day of the Four Quarter Period.

In calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (b) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of

(i)                                     Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, but excluding amortization of debt issuance costs and write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its Restricted Subsidiaries prior to Stated Maturity thereof;

(ii)                                  the product of (a) all cash dividend payments, on any series of preferred equity of such Person or any of its Restricted Subsidiaries paid during such period to any Person other than such Person or any of its Restricted Subsidiaries times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

(iii)                               to the extent not included in clause (ii) above, the amount of all dividends or distributions made during such period pursuant to clause (ix) or (x) of Section 4.07(b) hereof.

“Foreign Subsidiary” means any Restricted Subsidiary of Parent that is a “controlled foreign corporation,” within the meaning of section 957 of the Code.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(i), 2.06(d) or 2.06(f) hereof.

“Government Securities” means securities that are:

(i)                                     direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States for the timely payment of which its full faith and credit is pledged; or

(ii)                                  obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantor” means any Restricted Subsidiary of Parent that Guarantees the Notes in accordance with the provisions of this Indenture, and its respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk; (ii) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and (iii) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Heirs” of any individual mean such individual’s estate, spouse, lineal relatives (including adoptive descendants), administrator, committee or other personal representative or other estate planning vehicle and any custodian or trustee for the benefit of any spouse or lineal relatives (including adoptive descendants) of such individual.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors in the United States.

“Indebtedness” means, with respect to any Person (without duplication):

(i)                                     the principal of and premium (if any) in respect obligations of such Person, whether or not contingent, for borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)                                  the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due (except to the extent such reimbursement obligation relates to trade payables and such obligation is satisfied within 30 days of incurrence);

(iii)                               all Capital Lease Obligations of such Person;

(iv)                              the principal component of all obligations of such Person issued or assumed as the balance deferred and unpaid of the purchase price of any property or services (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(v)                                 net obligations of such Person under Hedging Obligations (the amount of such obligations to be equal at any time to the termination value of such arrangement giving rise to such obligation that would be payable by such Person at such time);

(vi)                              Attributable Debt of such Person;

(vii)                           all Disqualified Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any;

(viii)                        guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (vii) above; and

(ix)                                all Obligations of any other Person of the type referred to in clauses (i) through (vii) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation.

The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof in the case of any Indebtedness issued with original issue discount. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Interests as if such Disqualified Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture. Notwithstanding the foregoing, in connection with the Asset Acquisition or other purchase by Parent or any of its Restricted Subsidiaries of any business or assets not in the ordinary course of business, the term “Indebtedness” will exclude post closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Collateral Agreements and each other agreement, document or instrument to which the Trustee is or may become a party in its capacity as Trustee, Collateral Agent, Paying Agent or Registrar.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $175,000,000 in aggregate principal amount of Notes issued on the Issue Date.

“Initial Purchaser” means Jefferies & Company, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Insurance Subsidiary” means any Restricted Subsidiary of Parent whose activities are limited to those of a captive insurance company for Parent and its Restricted Subsidiaries.

“Intercreditor Agreement” means the Intercreditor Agreement among the Issuers, the Guarantors, the Collateral Agent, the Trustee and the Second Lien Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Indenture.

“Interest Payment Date” means August 15 and February 15 of each year to Stated Maturity, commencing February 15, 2010.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding extensions of credit to customers or advances, deposits or payments to or with suppliers, lessors or utilities or for worker’s compensation, in each case, in the ordinary course of business that are required to be recorded in accordance with GAAP as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person and also excluding commissions, travel and similar advances to officers and employees made consistent with past practices) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If Parent or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the last sentence of Section 4.07 hereof. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means August 13, 2009.

“JPMorgan Arrangements” means the agreement existing as of the Issue Date by Global Aviation Ventures SPV LLC (the “SPV”) to pay to JPMorgan Chase Bank, N.A. 50% of any net cash proceeds that are received by the SPV in excess of a value of $125,000,000 in respect of the loans purchased by the SPV from JPMorgan Chase Bank, N.A. pursuant to the Liquidating Trust Agreement for the ATA Plan Trust solely in respect of ATA Airlines, Inc.’s claim against Federal Express Corporation.

“Legal Holiday” means a Saturday, Sunday or a day on which banking institutions are authorized by law, regulation or executive order to remain closed (i) in the City of New York, (ii) in the city in which the Corporate Trust Office of the Trustee is located or (iii) at a place of payment.

“Lessor Maintenance Reserve Accounts” means accounts paid in by a lessee and held by a lessor for reimbursement of certain aircraft maintenance obligations.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest).

“MatlinPatterson Global Advisers” means MatlinPatterson Global Advisers LLC, a Delaware limited liability company.

“Mortgages” means the mortgages, deeds of trust, deeds to secure debt or assignments of the foregoing or other similar documents delivered by any Issuer or Guarantor pursuant to the terms of this Indenture that create, in favor of the Collateral Agent, Liens on any fee interest in real property owned by any Issuer or Guarantor, as the case may be.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, (i) actual, reasonable and necessary legal, title, recording, accounting and investment banking fees, sales commissions, and any severance and relocation expenses incurred as a result thereof, (ii) all taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a prior Lien on the asset or assets that were the subject of such Asset Sale, (iv) appropriate amounts to be provided by Parent or any of its Restricted Subsidiaries as a reserve, (1) against any liabilities associated with such Asset Sale and retained by Parent or any of its Restricted Subsidiaries after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, or (2) for adjustment in respect of the sale price of the property or assets that are the subject of such Asset Sale; and (v) amounts required to be paid to any Person (other than Parent or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of the Asset Sale.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning set forth in the recitals hereto.

“Obligations” means all loans, advances, debts, principal, interest (including any interest that accrues after the commencement of a bankruptcy, insolvency, receivership or other similar proceeding (an “Insolvency Proceeding”) at the applicable interest rate, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, trustee fees, expenses and indemnities provided for in any documentation governing Indebtedness (including any fees, expenses or indemnities that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts required to be paid or reimbursed under any documentation governing Indebtedness or by law or otherwise, and all guarantees of the foregoing amounts.

“Offering Memorandum” means the offering memorandum, dated August 6, 2009, relating to the sale of the Notes.

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of each Issuer, which Officer shall be the principal executive officer, the principal financial officer or the principal accounting officer of such Issuer, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Section 12.05 hereof.  The counsel may be an attorney-at-law who is an employee of or counsel to Parent or any Subsidiary of Parent.

“Parent” has the meaning set forth in the preamble to this Indenture.

“Pari Passu Debt” means Indebtedness that is pari passu in right of payment with the Notes.

“Pari Passu Secured Debt” means Indebtedness that is pari passu in right of payment with the Notes and secured by a Lien permitted pursuant to clause (viii) of the definition of Permitted Liens.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the business of Parent and its Restricted Subsidiaries, as conducted by Parent and its Restricted Subsidiaries on the Issue Date, and other businesses that are ancillary or related thereto.

“Permitted Holders” means MatlinPatterson Global Advisers and its majority-owned and controlled Affiliates.

“Permitted Investments” means:

(i)                                     any Investment in an Issuer or a Guarantor;

(ii)                                  any Investment in Cash Equivalents;

(iii)                               any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(iv)                              any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Interests) of Parent;

(v)                                 Investments represented by guarantees that are otherwise permitted under this Indenture;

(vi)                              Investments existing on the Issue Date or made pursuant to commitments in existence on (and as in effect on) the Issue Date;

(vii)                           Investments in the Notes;

(viii)                        Investments in securities of trade creditors or customers of Parent and its Restricted Subsidiaries received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors and customers;

(ix)                                advances to and deposits with suppliers and customers of Parent and its Restricted Subsidiaries in the ordinary course of business;

(x)                                   loans and advances solely in respect of relocation expenses to employees of Parent and its Restricted Subsidiaries that are not directors of Parent and its Restricted Subsidiaries in the ordinary course of business not in excess of $0.5 million at any one time outstanding in the aggregate;

(xi)                                payroll, travel, and similar advances made in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(xii)                             deposits in Lessor Maintenance Reserve Accounts;

(xiii)                          Investments required by any applicable rule, regulation, order or law in any Insurance Subsidiary; and

(xiv)                         other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments at any one time outstanding made pursuant to this clause (o) since the Issue Date, not to exceed $2.5 million in the aggregate.

“Permitted Liens” means:

(i)                                     Liens securing Second Priority Claims and any Permitted Second Lien Refinancing Indebtedness thereof to the extent that the Indebtedness represented thereby was permitted by the terms of this Indenture to be incurred solely pursuant to Section 4.09(c)(i) hereof; provided that any such Liens (other than, in the case of Obligations under the Second Lien Credit Agreement, in respect of the ATA Assets) shall be subordinated to the Liens on the ATA Assets securing the Obligations under the Indenture Documents pursuant to the Intercreditor Agreement;

(ii)                                  Liens in favor of Parent or its Restricted Subsidiaries;

(iii)                               Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(c)(iv) hereof, which Liens with respect solely to Capital Lease Obligations and purchase money obligations and shall cover only the assets acquired, constructed, installed, designed, or improved with the proceeds of such Indebtedness;

(iv)                              Liens upon specific items of inventory or other goods and proceeds of any Person or deposits made securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(v)                                 Liens incurred or deposits made securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(vi)                              Liens arising by reason of any judgment, decree or order, but not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment decree on order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

(vii)                           Liens securing the Notes, the Exchange Notes and all other Obligations under the Indenture Documents;

(viii)                        Liens securing Permitted Refinancing Indebtedness; provided, that such Liens: (a) taken as a whole are no less favorable to the Holders and are not more favorable in any material respect to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness that is being refinanced; and (b) do not extend to or cover any property or assets of Parent or any of its Subsidiaries not securing the Indebtedness that is being refinanced;

(ix)                                Liens existing on the Issue Date;

(x)                                   the interests of lessors or lessees under operating leases, real estate leases (other than Capital Lease Obligations) or non exclusive licensors or licensees under license agreements in the property subject to such lease or license or precautionary financing statements filed with respect to other transactions not involving the incurrence of Indebtedness;

(xi)                                Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Parent or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(xii)                             statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(xiii)                          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(xiv)                         banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business incurred in connection with the maintenance of such bank accounts;

(xv)                            deposits made in the ordinary course of business to secure appeal bonds in connection with obtaining such bonds or liability to insurance carriers, lessors, utilities and other service providers;

(xvi)                         survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries;

(xvii)                      Liens arising or granted in favor of Persons performing credit card processing services, travel charge processing services, clearinghouse services or similar services;

(xviii)                   deposits in Trust Tax Accounts in favor of governmental taxing authorities arising as a matter of law to secure payment of governmental taxes imposed on airline tickets;

(xix)                           Liens imposed by applicable law on the assets of Parent or any of its Restricted Subsidiaries located at an airport for the benefit of any nation or government or national or governmental authority of any nation, state, province or other political subdivision thereof, and any agency, department, regulator, Airport Authority, air navigation authority or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government in respect of the regulation of commercial aviation or the registration, airworthiness or operation of civil aircraft and having jurisdiction over Parent or such Restricted Subsidiary including, without limitation, the FAA or DOT;

(xx)                              deposits in Lessor Maintenance Reserve Accounts;

(xxi)                           deposits made with issuers of surety, performance or other bonds or guarantees or securing obligations in respect of letters of credit issued in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

(xxii)                        deposits made with counterparties to secure Hedging Obligations permitted to be incurred pursuant to clause (xv) of Section 4.09(c) hereof; and

(xxiii)                     Liens incurred in the ordinary course of business of Parent or any Restricted Subsidiary of Parent with respect to Obligations that do not exceed $5.0 million in the aggregate at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, redeem, replace, defease or refund other Indebtedness of Parent or any of its Restricted Subsidiaries; provided that:

(i)                                     the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus fees, expenses, premiums, defeasance costs and accrued interest on, the Indebtedness so extended, refinanced, renewed, redeemed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(ii)                                  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, redeemed, replaced, defeased or refunded;

(iii)                               if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or constitutes Disqualified Interests, then the Permitted Refinancing Indebtedness shall have a final maturity date later than the final maturity date of, and be subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, redeemed, replaced, defeased or refunded; and

(iv)                              such Indebtedness is incurred either by an Issuer, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Second Lien Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries or Equity Interests of Parent issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, redeem, replace, defease or refund Indebtedness under the Second Lien Credit Agreement or any other Permitted Second Lien Refinancing Indebtedness; provided that:

(i)                                     the principal amount (or accreted value, if applicable) of such Permitted Second Lien Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus fees, expenses, premiums, defeasance costs and accrued interest on, the Indebtedness so extended, refinanced, renewed, redeemed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(ii)                                  the maturity date of such Permitted Second Lien Refinancing Indebtedness is at least one year after the maturity date of the Notes and there are no scheduled amortization, mandatory redemption, sinking fund or similar payments before such date (other than principal payments upon a change of control or with net cash proceeds of assets sales, in each case on the terms applicable to the Second Lien Credit Agreement as in effect on the Issue Date;

(iii)                               the yield to maturity of such Permitted Second Lien Refinancing Indebtedness (excluding any yield attributable to Equity Interests issued in connection with such Permitted Second Lien Refinancing Indebtedness (other than dividends or distributions on any such Equity Interests required in accordance with the terms thereof)) is less than the yield to maturity of the Notes;

(iv)                              such Permitted Second Lien Refinancing Indebtedness is incurred either by an Issuer, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(v)                                 the other terms of such Permitted Second Lien Refinancing Indebtedness are no less favorable to Parent and its Restricted Subsidiaries than the terms of the Notes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interest” means an Equity Interest that is not a Disqualified Interest.

“Record Date” for the interest payable on any applicable Interest Payment Date means February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchaser.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(h)(iii) hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Collateral Agent” means the collateral agent under the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Term Loan Credit Agreement dated as of the Issue Date among the Issuers, the Guarantors, the lenders thereunder and Jefferies Finance LLC, as Administrative Agent, together with any related notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified or supplemented from time to time. The term “Second Lien Credit Agreement” shall include the indenture governing the exchange notes contemplated by the Second Lien Credit Agreement and references to “loans” under the Second Lien Credit Agreement shall also include such exchange notes.

“Second Priority Claims” means Indebtedness under the Second Lien Credit Agreement and any Permitted Second Lien Refinancing Indebtedness permitted pursuant to clause (i) of the definition of the term “Permitted Debt” and all other Obligations under the documents relating to Indebtedness thereunder.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Issuers and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest, premium or principal on any series of Indebtedness, the date on which such payment of interest, premium or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, premium or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Test Period” shall mean, at any time, the period of four consecutive fiscal quarters of Parent then last ended, taken as one accounting period.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 15, 2012; provided, however, that if the period from the redemption date to August 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-777bbbb), as in effect on the date on which this Indenture is qualified under the Trust Indenture Act, except as otherwise set forth in this Indenture.

“Trust Tax Accounts” means trust tax accounts that hold deposits relating to transportation ticket taxes and fees, including, but not limited to, federal excise tax and passenger facility charges, collected from passengers until such time as such amounts are remitted to the applicable governmental agency.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” of any Person means:

(i)                                     any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(ii)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of such Person may designate any Subsidiary (other than an Issuer) (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns or holds any Lien on any property of, an Issuer or any other Subsidiary of an Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(i)                                     the Issuers certify to the Trustee that such designation complies with Section 4.07 hereof; and

(ii)                                  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any of its Restricted Subsidiaries.

The Board of Directors of such Person may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(i)                                     immediately after giving effect to such designation, the Issuers are able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.09 hereof; and

(ii)                                  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.07 hereof, the portion of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of Parent and its Restricted Subsidiaries in such Subsidiary, or, if less, the amount of the value of the Investment in such Subsidiary when made, shall be deemed to be an Investment.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that are at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Domestic Restricted Subsidiary” of any Person means a Wholly-Owned Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares and other nominal amounts required to be held by local nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02                            Other Defined Terms.

Term	Defined in Section
“Additional Interest”	4.28
“Additional Interest Notice”	4.28

“Affiliate Transaction”	4.12
“Alternate Offer”	4.15
“Asset Sale Offer”	4.10
“Asset Sale Offer Trigger Date”	4.10
“ATA Distribution Offer”	4.24
“ATA Distribution Offer Trigger Date”	4.24
“ATA Excess Proceeds”	4.24
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Four Quarter Period”	1.01
“Group”	1.01
“Incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Premises”	4.23
“Purchase Date”	3.09
“Redemption Date”	3.07
“Registrar”	2.03
“Repurchase Offer”	3.09
“Restricted Payments”	4.07
“Semi-Annual Offer”	4.11
“Semi-Annual Offer Amount”	4.11
“SPV”	1.01
“Transaction Date”	1.01

Section 1.03                            Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note and Guarantees; “indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them either in the Trust Indenture Act or SEC rule.

Section 1.04                            Rules of Construction.

Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 the term “including” is not limiting;

(e)                                  words in the singular include the plural and words in the plural include the singular;

(f)                                    “will” shall be interpreted to express a command;

(g)                                 provisions apply to successive events and transactions;

(h)                                 unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i)                                     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision.

Section 1.05                            Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05 hereof.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the register maintained by the Registrar.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)                                    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)                                 Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h)                                 The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01                            Form and Dating; Terms.

(a)                                  General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Temporary Global Notes.  Notes initially offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by each Issuer and authenticated by the Trustee as hereinafter provided.  The Restricted Period applicable to the Regulation S Temporary Global Note shall be terminated upon:

(i)                     receipt by the Issuers of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-U.S. beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(ii)                  following such receipt, delivery of an Officer’s Certificate to the Trustee.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)                                 Terms.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02                            Execution and Authentication; Aggregate Principal Amount.

At least one Officer of each Issuer shall execute the Notes on behalf of such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver the Initial Notes.  In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver Exchange Notes in exchange for a like principal amount of Initial Notes in accordance with Section 2.06(f) hereof.  The aggregate principal amount of Notes outstanding at any time may not exceed $175,000,000, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate the Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of an Issuer.

Section 2.03                            Registrar, Paying Agent and Calculation Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04                            Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than Parent or a Subsidiary of Parent) shall have no further liability for the money.

If Parent or a Subsidiary of Parent acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to any Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                            Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the Trust Indenture Act.  If the Trustee is not the Registrar, Parent shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and Parent shall otherwise comply with Section 312(a) of the Trust Indenture Act.

Section 2.06                            Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days, (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest shall deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclause (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903.  Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(i) hereof.

(iii)               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)                                if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of an Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in Sections 2.06(a)(i), (ii) or (iii) hereof and receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to Parent or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this

Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                  Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)               Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of an Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement; or

(D)                               upon the occurrence of any of the events in Sections 2.06(a)(i), (ii) or (iii) hereof and if the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)              Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in Sections 2.06(a)(i), (ii) or (iii) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable aggregate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to Parent or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note and, in the case of clause (E) above, the applicable IAI Global Note.

(ii)                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of an Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor shall deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of an Issuer;

(B)                                any such transfer is effected pursuant to the Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

(C)                                any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(i)                     one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable

Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of an Issuer; and

(ii)                  Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of an Issuer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

(g)         Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                     Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE THEREOF WERE THE OWNERS OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE

TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE, IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE

ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).  UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE ISSUERS AT GLOBAL AVIATION HOLDINGS INC., 101 WORLD DRIVE, PEACHTREE, GEORGIA 30269, THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS GLOBAL NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE GLOBAL NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE GLOBAL NOTE AND (3) THE YIELD TO MATURITY OF THE GLOBAL NOTE.”

(iii)               Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(iv)              Definitive Note Legend.  Each Definitive Note shall bear a legend in substantially the following form:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(h)         Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                     To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.07, 3.09, 4.10, 4.11, 4.15 and 4.24 hereof).

(iii)               Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                 The Issuers shall not be required to (A) issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing, (B) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) register the transfer of or exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)           Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)                The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)                   Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07                            Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge the Holders for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because any Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than Parent, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer, or by any Affiliate of an Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not an Issuer or any obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

Section 2.10                            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                            Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12                            Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers shall notify the Trustee in writing in the form of an Officer’s Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuers of such special record date.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the register maintained by the Registrar that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                            CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use CUSIP or ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers, as the case may be, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01                            Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Issuers shall furnish to the Trustee, at least five days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth:

(a)                                  the clause of this Indenture pursuant to which the redemption shall occur;

(b)                                 the redemption date;

(c)                                  the principal amount of the Notes to be redeemed;

(d)                                 the redemption price; and

(e)                                  the CUSIP or ISIN number, if any.

Section 3.02                            Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase made hereunder at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) if the Notes are not so listed, on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method as the Trustee reasonably considers fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to be less than $1,000.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; no Notes of $1,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                            Notice of Redemption.

Subject to Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, Parent shall mail or cause to be mailed by first-class mail notices of redemption to each Holder of

Notes to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with ARTICLE 8 or  ARTICLE 11 hereof.  Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  the redemption date;

(b)                                 the redemption price;

(c)                                  if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes (unless such unredeemed portion is equal to or less than $1,000 in principal amount) or transferred by book entry upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption shall be surrendered to the Paying Agent to collect the redemption price;

(f)                                    that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                 the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed, as applicable; and

(h)                                 the CUSIP and ISIN number, if any, and the statement that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided that the Issuers shall have delivered to the Trustee, at least 10 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                            Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05                            Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes (or a portion thereof) to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, if any, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Holder of such Note at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                            Notes Redeemed or Purchased in Part.

Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

Section 3.07                            Optional Redemption.

(a)                                  At any time prior to August 15, 2012, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of the Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)                                 At any time on or prior to August 15, 2012, the Issuers may on any one or more occasions redeem Notes with the net cash proceeds of one or more Equity Offerings, at a redemption price of 114% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, subject to the rights of the Holders of Notes on the relevant Record Date to receive interest due on the relevant interest payment date; provided that at least 65% of the aggregate principal amount of Notes originally issued (less the aggregate principal amount of Notes repurchased pursuant to an ATA Distribution Offer or a Semi-Annual Offer) remains outstanding immediately following such redemption (excluding Notes held by Parent or any of its Subsidiaries); and provided further, that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

(c)                                  The Notes will be redeemable, in whole or in part on any one or more occasions, at the option of the Issuers, on or after August 15, 2012, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, subject to the rights of the Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed on or after the date below:

YEAR	PERCENTAGE
August 15, 2012	110.500%
August 15, 2013	100.000%

(d)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                            Mandatory Redemption.

Except as described in Sections 4.10, 4.11, 4.15 and 4.24 hereof, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                            Offers to Repurchase by Application of Excess Proceeds, Semi-Annual Offer Amount or ATA Excess Proceeds.

(a)                                  In the event that, pursuant to Sections 4.10, 4.11 or 4.24 hereof, the Issuers shall be required to commence an Asset Sale Offer, a Semi-Annual Offer or an ATA Distribution Offer, respectively (each, a “Repurchase Offer”), they shall follow the procedures specified below.

(b)                                 The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds, Semi-Annual Offer Amount or ATA Excess Proceeds, as applicable (in each case, the “Offer Amount”), to the purchase of Notes, and, if required in the case of an Asset Sale Offer, Pari Passu Secured Debt and Pari Passu Debt (on a pro rata basis, if applicable).  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)                                  If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

(d)                                 Upon the commencement of a Repurchase Offer, the Issuers shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer.  The Repurchase Offer shall be made to all Holders and, in the case of an Asset Sale Offer, holders of Pari Passu Secured Debt and Pari Passu Debt, as applicable.  The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i)                     that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10, 4.11 or 4.24 hereof, as applicable, and the length of time the Repurchase Offer shall remain open;

(ii)                  the Offer Amount, the purchase price and the Purchase Date;

(iii)               that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)              that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest on and after the Purchase Date;

(v)                 that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in minimum amounts of $1,000 and integral multiples of $1,000 only;

(vi)              that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(vii)           that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)        that, if the aggregate principal amount of Notes and, if applicable in the case of an Asset Sale Offer, Pari Passu Secured Debt and Pari Passu Debt, surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and, if applicable, Pari Passu Secured Debt and Pari Passu Debt, to be purchased on a pro rata basis; and

(ix)                that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased (to the extent that such unpurchased portion equals to $1,000 in principal amount or an integral multiples thereof) portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)                                  On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not withdrawn pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes promptly tendered and not withdrawn and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f)                                    The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered and not withdrawn by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 and Sections 4.10, 4.11, and 4.24 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01                            Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Parent or a Subsidiary, holds as of 12:00 p.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Such Paying Agent shall return to the Issuers promptly, and in any event, no later than two Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 2% per annum in excess of the rate per annum set forth in the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02                            Maintenance of Office or Agency.

The Issuers shall maintain the office or agency required under Section 2.03 hereof (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03                            Reports.

(a)                                  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Parent will furnish to the Trustee on behalf of the Holders of Notes:

(i)                     all quarterly and annual financial information in substantially the form that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Parent and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent) and, with respect to the annual information only, a report thereon by Parent’s certified independent accountants; and

(ii)                  all information that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports, under the following items of Form 8-K: Item 1.01 (Entry into a Material Definitive Agreement); Item 1.02 (Termination of a Material Definitive Agreement); Item 1.03 (Bankruptcy or Receivership); Item 2.01 (Completion of Acquisition or Disposition of Assets); Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant); Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement); Item 2.05 (Costs Associated with Exit or Disposal Activities); Item 2.06 (Material Impairments); Item 3.03 (Material Modification to Rights of Security Holders); Item 4.01 (Changes in Certifying Registrant’s Accountant); Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review); and Item 5.01 (Changes in Control of Registrant);

in each case within the time periods specified in the SEC’s rules and regulations (together with any extensions granted by the SEC); provided that, prior to the time that Parent is required to file reports with the SEC (A) Parent shall deliver any annual information required pursuant to clause (i) above within 120 days after the end of the most recent fiscal year and (B) Parent shall deliver any information required pursuant to clause (ii) above within the later of seven days and the time period specified in the SEC’s rules and regulations (together with any extensions granted by the SEC). If the SEC will accept the filings of Parent, Parent, at its option, need not furnish such reports to the Trustee to the extent it elects to file such reports with the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s and its Restricted Subsidiaries’, as applicable, compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)                                 So long as any Notes remain outstanding, Parent will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(c)                                  If requested by any Holder, Parent will use reasonable efforts to participate in quarterly conference calls to discuss its results of operations with Holders. Within five Business Days prior to such conference calls, Parent will use reasonable efforts to inform Holders of such calls. Access to such conference calls may be password-protected so long as Parent takes reasonable steps to provide the Holders, prospective investors, securities analysts and market makers with access to such calls.

Section 4.04                            Compliance Certificate.

(a)                                  The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 120 days after the end of each fiscal year of Parent ending after the Issue Date, an Officer’s Certificate stating that a review of the activities of Parent and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have complied with their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have performed each and every covenant contained in this Indenture that is applicable to them in all material respects and are not in default in the performance or observance of any of the terms, provisions and covenants of this Indenture. The Issuers shall also comply with Section 314(a)(4) of the Trust Indenture Act to the extent not otherwise provided in this Section 4.04(a).

(b)                                 So long as any of the Notes are outstanding, the Issuers shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05                            Taxes.

Parent shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                            Stay, Extension and Usury Laws.

Each of the Issuers and the Guarantors covenants (to the extent permitted by applicable law) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                            Limitation on Restricted Payments.

(a)                                  Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                     declare or pay any dividend or make any other payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of Parent’s or any Restricted Subsidiary’s Equity Interest in their capacity as such (other than dividends or distributions payable (x) in Qualified Equity Interests of Parent or (y) to Parent or a Restricted Subsidiary of Parent);

(ii)                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Parent) any Equity Interests of Parent or any direct or indirect parent of Parent (other than any such Equity Interests owned by Parent or any Restricted Subsidiary of Parent);

(iii)               make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Second Priority Claims or any Indebtedness that is subordinated in right of payment to the Notes except a payment of interest or payments made with Qualified Equity Interests; or

(iv)              make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b)                                 The foregoing provisions will not prohibit:

(i)                     the payment of any dividend or other distribution or redemption within 60 days after the date of declaration or call for redemption thereof, if at said date of declaration or call for redemption such payment would have complied with the provisions of this Indenture;

(ii)                  the making of any Restricted Payment (1) in exchange for Equity Interests of Parent (other than any Disqualified Interests) or (2) out of the net cash proceeds of the substantially concurrent (and in any event not later than 60 days) sale for cash (other than to a Subsidiary of Parent) of Equity Interests of Parent (other than any Disqualified Interests) or a contribution to the common equity of Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (a)(3)(B) above of this Section 4.07;

(iii)               the defeasance, redemption, repurchase or other acquisition or retirement for value of subordinated Indebtedness or Disqualified Interests of Parent or a Guarantor with the net cash proceeds from a substantially concurrent (and in any event not later than 60 days) incurrence of Permitted Refinancing Indebtedness;

(iv)              the declaration or payment of any dividend or other distribution by a Restricted Subsidiary of Parent to the holders of its common Equity Interests on a pro rata basis;

(v)                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent held by any current or former officer, director, consultant or employee of Parent or any of its Restricted Subsidiaries (or Heirs or other permitted transferees thereof); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any calendar year; provided further that Parent may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $1.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by Parent and its Restricted Subsidiaries after the Issue Date less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (v) plus the cash proceeds from the sale of Qualified Equity Interests of Parent to officers, directors, consultants or employees of Parent or any of its Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (a)(3) of this Section 4.07; provided further that cancellation of Indebtedness owing to Parent or any of its Restricted Subsidiary from employees, officers, directors and consultants of Parent or any of its Restricted Subsidiaries in connection with the repurchase of Equity Interests from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provisions of this Indenture;

(vi)              the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities and cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or other convertible securities;

(vii)           the payment of intercompany Indebtedness that is expressly subordinated to the Notes or any Guarantee, the incurrence of which is permitted under clause (vi) of Section 4.09(c) hereof; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(viii)          the defeasance, redemption, repurchase or other acquisition or retirement for value of Second Priority Claims (1) with the net cash proceeds from a substantially concurrent (and in any event not later than 60 days) incurrence of Permitted Second Lien Refinancing Indebtedness, (2) in exchange for exchange notes as provided in the Second Lien Credit Agreement or (3) under provisions similar to those described under Sections 4.10, 4.11, 4.15 or 4.24 hereof; provided that (x) any such offer in respect of Second Priority Claims may be structured as a mandatory repayment (as opposed to an offer to prepay) and (y) all Notes tendered by Holders in connection with a Change of Control Offer, Asset Sale Offer (other than with respect to an Asset Sale relating to ATA Assets) or Semi-Annual Offer, as applicable, have been repurchased;

(ix)                the declaration and payment of dividends and distributions to holders of Disqualified Interests of Parent issued or incurred in accordance with Section 4.09 hereof required in accordance with the terms thereof;

(x)                   the declaration and payment of dividends and distributions to holders of Equity Interests of Parent constituting, or issued in connection with the incurrence of,

Permitted Second Lien Refinancing Indebtedness required in accordance with the terms thereof;

(xi)                the reimbursement of out-of-pocket expenses to MatlinPatterson Global Advisers and its Affiliates in an aggregate amount not to exceed $0.25 million in any fiscal year; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; and

(xii)             the repurchase, redemption or other acquisition or retirement for value of subordinated Indebtedness in accordance with the provisions similar to those under Section 4.15 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer have been repurchased.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Parent or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08                            Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                  Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                     (A) pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its Equity Interests or (B) pay any Indebtedness owed to Parent or any of its Restricted Subsidiaries;

(ii)                  make loans or advances to Parent or any of its Restricted Subsidiaries; or

(iii)               transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries.

(b)                                 However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(i)                     the Indenture Documents and the Second Lien Credit Agreement;

(ii)                  applicable law, rule or regulation or order;

(iii)               any instrument governing Indebtedness or Equity Interests of a Person acquired by Parent or any of its Restricted Subsidiaries or Liens on property or assets acquired by Parent or any of its Restricted Subsidiaries, in each case as in effect at the time of such acquisition (except to the extent such Indebtedness, Equity Interest or Lien was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets so acquired; provided that, in the case of Indebtedness or Liens, such Indebtedness or Liens were permitted by the terms of this Indenture to be incurred;

(iv)              customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business;

(v)                 purchase money obligations and Capital Lease Obligations not incurred in violation of this Indenture that impose restrictions of the nature described in clause (a)(iii) above on the property financed with such Indebtedness;

(vi)              Permitted Refinancing Indebtedness and Permitted Second Lien Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness or Permitted Second Lien Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(vii)           provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, in each case entered into in the ordinary course of business or with the approval of Parent’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(viii)        restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)                provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Equity Interests of a Person other than on a pro rata basis; and

(x)                   restrictions in other Indebtedness incurred in compliance with Section 4.09 hereof; provided that such restrictions, taken as a whole, are, in the good faith judgment of Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in this Indenture.

Section 4.09                            Limitation on Incurrence of Indebtedness.

(a)                                  Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary of Parent that is a Guarantor or, upon such incurrence becomes a Guarantor, may incur Indebtedness if, in each case, the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 5.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, as the case may be, at the beginning of such Four Quarter Period.

(b)                                 The Issuers shall not, directly or indirectly, incur any Indebtedness (nor shall Parent permit any Guarantor to guarantee such Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of an Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no such Indebtedness of an Issuer or a Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of an Issuer or a Guarantor solely by virtue of being unsecured.

(c)                                  The provisions of Section 4.09(a) hereof shall not apply to the following (collectively, “Permitted Debt”):

(i)                     the incurrence by an Issuer or a Guarantor (and the guarantee thereof by a Guarantor or an Issuer) of (A) Indebtedness under the Second Lien Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $64.1 million and (B) Permitted Second Lien Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, defease, discharge or replace Indebtedness incurred pursuant to the immediately preceding clause (A);

(ii)                  Indebtedness outstanding on the Issue Date;

(iii)               the incurrence by the Issuers (and the Guarantee thereof by the Guarantors) of Indebtedness represented by the Notes issued on the Issue Date and Exchange Notes issued in exchange for such Notes;

(iv)              the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Attributable Debt or purchase money obligations, in each case incurred for the purpose of financing all or any of the purchase price or cost of construction, installation, design, or improvement of property, plant or equipment used in the business of Parent or such Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets) in an aggregate principal amount not to exceed $2.0 million at any time outstanding;

(v)                 the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, defease, discharge or replace Indebtedness incurred pursuant to Section 4.09(a) or clauses (c)(ii) or (c)(iii) above and this clause (c)(v);

(vi)              the incurrence by Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries; provided, however, that (A) such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of an Issuer, or, the Guarantee, in the case of a Guarantor, and (B)(x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary of Parent and (y) any sale or other transfer of any such Indebtedness to a Person, or the sale or other transfer of a Lien in respect of such Indebtedness, that is not either Parent or a Restricted Subsidiary of Parent shall be deemed, in each case, to constitute an incurrence of Indebtedness that was not permitted by this clause (vi);

(vii)           the guarantee by an Issuer or any of the Guarantors of Indebtedness of an Issuer or a Guarantor that was permitted to be incurred by another provision of this Section 4.09;

(viii)        Indebtedness of Parent or any of its Restricted Subsidiaries in respect of bankers’ acceptances, payment obligations in connection with self-insurance or similar requirements (including Indebtedness represented by letters of credit for the account of Parent or such Restricted Subsidiary, as the case may be, opened to provide security for any of the foregoing), workers’ compensation claims, health, disability or other employee benefits, performance, surety and similar bonds and completion guarantees, in each case incurred in the ordinary course of business;

(ix)                Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and cash management obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course of business in connection with cash management activities;

(x)                   Indebtedness of Parent or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

(xi)                Indebtedness (a) consisting of aircraft lessor financing of improvements or maintenance of aircraft or incurred in satisfaction of “return condition” obligations of Parent or its Restricted Subsidiaries under aircraft leases, in an aggregate principal amount at any time outstanding not to exceed $2.0 million or (b) incurred in connection with the restructuring of aircraft leases if the present value (discounted at 10% per annum) of each such restructured aircraft lease and the principal and interest on the related Indebtedness so incurred is less than the present value (discounted at 10% per annum) of the related original aircraft lease, in an aggregate principal amount at any time outstanding not to exceed $10.0 million less the aggregate principal amount of Indebtedness outstanding pursuant to the preceding clause (a);

(xii)             Indebtedness in respect of letters of credit issued in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $5.0 million;

(xiii)          Indebtedness arising by reason of any judgment, decree or order, but not giving rise to an Event of Default, so long as such Indebtedness is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment decree on order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

(xiv)         Indebtedness of Parent and its Restricted Subsidiaries to credit card processors in connection with credit card processing services incurred in the ordinary course of business;

(xv)            Indebtedness under Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes) in an aggregate amount at any time outstanding not to exceed $2.0 million; and

(xvi)         the incurrence by Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $5.0 million.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) of this Section 4.09(c) or is entitled to be incurred pursuant to Section 4.09(a) hereof, Parent, in its sole discretion, shall be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of incurrence, and at any time and from time to time thereafter may at any time reclassify in any manner that complies with this Section 4.09.  Notwithstanding the foregoing, (a) Indebtedness under the Second Lien Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of this Section 4.09(c) and (b) Indebtedness under the Existing Credit Agreement will be deemed to have been incurred solely in reliance on the exception provided by clause (vi) of this Section 4.09(c).  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Interests in the form of additional shares of the same class of Disqualified Interests for purposes of this Section 4.09 shall not be deemed an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent as accrued.

Section 4.10                            Asset Sales.

(a)                                  Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)                     other than in the case of a Casualty Event, Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)                  other than in the case of a Casualty Event, at least 75% of the consideration therefor (which consideration shall not include any contingent payment obligations related to such Asset Sale, including, without limitation, earnout payments, purchase price adjustments, deferred purchase price payments and bonuses and other forms of compensation to employees or consultants) received by Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or a combination thereof; provided that the amount of (x) any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet) of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases Parent or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are within 30 days of the receipt thereof converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this Section 4.10(a)(ii).

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than an Asset Sale in respect of the ATA Assets, which shall be subject to an ATA Distribution Offer), Parent or any of its Restricted Subsidiaries may apply such Net Proceeds to make a Capital Expenditure or an acquisition of other tangible long-term assets, in each case, that are used or useful in the then existing business of Parent and its Subsidiaries or to make an Asset Sale Offer.

Pending the final application of any such Net Proceeds, Parent may temporarily invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from Asset Sales (other than an Asset Sale in respect of ATA Assets, which will be subject to an ATA Distribution Offer) that are not applied or invested as provided in the first sentence of this Section 4.10(b) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $7.5 million (the “Asset Sale Offer Trigger Date”), the Issuers will be required to make an offer to all Holders of Notes, and may make an offer to all holders of Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, all holders of Pari Passu Debt) containing provisions similar to those set forth in this Indenture with respect to Asset Sales, to purchase with all such Excess Proceeds (an “Asset Sale Offer”) the maximum principal amount of Notes and such Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, such Pari Passu Debt) that may be purchased out of such Excess

Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, not more than 10 Business Days following the Asset Sale Offer Trigger Date, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Parent may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, Pari Passu Debt) tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, Pari Passu Debt) to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

(c)                                  The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations of Section 3.09 hereof or this Section 4.10 by virtue thereof.

Section 4.11                            Semi-Annual Offer.

(a)                                  On June 30 and December 31 of each year, commencing December 31, 2009, the Issuers shall make an offer to purchase (the “Semi-Annual Offer”) $10.0 million aggregate principal amount (the “Semi-Annual Offer Amount”) of Notes at a purchase price in cash equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture; provided that the Semi-Annual Offer Amount for the Semi-Annual Offer to be made on December 31, 2009 shall be $7.5 million minus the amount of ATA Assets received by Parent and its Subsidiaries prior to December 31, 2009 that are applied to the purchase of Notes pursuant to an ATA Distribution Offer described in Section 4.24 hereof or the prepayment of the principal of loans outstanding under the Second Lien Credit Agreement.

(b)                                 If the aggregate principal amount of Notes tendered pursuant to any Semi-Annual Offer exceeds the applicable Semi-Annual Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis.

(c)                                  The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Semi-Annual Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.11, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 hereof or this Section 4.11 by virtue thereof.

Section 4.12                            Transactions with Affiliates.

(a)                                  Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(i)                     such Affiliate Transaction is on terms that are no less favorable, taken as a whole, to Parent or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and

(ii)                  Parent deliver to the Trustee (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has either been approved by a majority of the disinterested members of Parent’s Board of Directors or has been approved in an opinion issued by an accounting, appraisal or investment banking firm of national standing as being fair to the Holders from a financial point of view and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

(i)                     any employment agreement or arrangements incentive compensation plan, benefit arrangements or plan, severance or expense reimbursement arrangement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business of Parent or such Restricted Subsidiary;

(ii)                  transactions between or among Parent and/or its Wholly-Owned Restricted Subsidiaries;

(iii)               payment of reasonable directors’ fees to directors of Parent or any of its Restricted Subsidiaries and other reasonable fees, compensation, benefits and indemnities paid or entered into with directors, officers and employees of Parent or any of its Restricted Subsidiaries;

(iv)              any issuance of Equity Interests of Parent and the granting or performance of registration rights with respect to securities of Parent or any of its Restricted Subsidiaries;

(v)                 any agreement in effect on the Issue Date or any amendment thereto or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable, taken as a whole, to Parent and its Restricted Subsidiaries than the original agreement in effect on the Issue Date);

(vi)              Investments and Restricted Payments that are permitted by Section 4.07 hereof;

(vii)           aircraft, crew, maintenance and insurance contracts, dry lease contracts and engine lease contracts with Arrow Air in the ordinary course of business consistent with past practice and on terms that are no less favorable to Parent than those that could have been obtained in a comparable transaction by Parent with a Person that is not an Affiliate of Parent; provided that any contract involving aggregate consideration with a Fair Market Value in excess of $10.0 million shall have been approved by a majority of the disinterested members of Parent’s Board of Directors; and

(viii)        loans and advances made in compliance with clause (x) of the definition of Permitted Investments.

Section 4.13                            Liens.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind against or upon any property or asset now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.

Section 4.14                            Corporate Existence.

Subject to ARTICLE 5 hereof, the Issuers shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect (a) the corporate existence of Parent, and the corporate, partnership or other existence of Parent’s Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent or any such Restricted Subsidiary and (b) the material rights (charter and statutory), licenses and franchises of Parent and its Restricted Subsidiaries; provided that Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the loss thereof would not have a material adverse effect on the ability of the Issuers and the Guarantors, taken as a whole, to satisfy their obligations under the Notes, the Guarantees and this Indenture.

Section 4.15                            Offer to Repurchase upon Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the repurchase date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder stating:

(1)                                  that a Change of Control Offer is being made pursuant to this Section 4.15 and, to the extent lawful, that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2)                                  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  that any Note not properly tendered or accepted for payment will remain outstanding and continue to accrue interest in accordance with the terms hereof;

(4)                                  that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                                  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of

Holder to Elect Purchase” on the reverse of such Notes completed, or transfer by book-entry transfer to the Issuers or to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business at least three Business Days preceding the Change of Control Payment Date;

(6)                                  that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the 20th Business Day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)                                  that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered.  The unpurchased portion of the Notes shall be equal to $1,000 or an integral multiple thereof or transferred by book-entry transfer; and

(8)                                  the other instructions, as determined by the Issuers, consistent with this Section 4.15, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)                                 The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.15 by virtue thereof.

(c)                                  On the Change of Control Payment Date, the Issuers shall, to the extent lawful,

(1)                                  accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes so accepted and not withdrawn together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)                                 The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption has been given pursuant to this Indenture as described under Section 3.03 hereof unless and until there is a default in payment of the applicable redemption price or (3) if, in connection with or in contemplation of any Change of Control, they or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.  Notes repurchased pursuant to a Change of Control Offer shall be retired and cancelled.

Section 4.16                            Sale and Leaseback Transactions.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction.

Section 4.17                            Issuances and Sales of Equity Interests in Subsidiaries.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of Parent to any Person (other than an Issuer or a Guarantor), except:

(a)                                  if immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under Section 4.07 hereof if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition and the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof;

(b)                                 the issuance or sale of directors’ qualifying shares as required by applicable law; or

(c)                                  the issuance, transfer, conveyance, sale, lease or other disposition of any such Equity Interest by a Restricted Subsidiary that is not a Guarantor to another Restricted Subsidiary that is not a Guarantor.

Section 4.18                            Business Activities.

Parent shall not, and Parent shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

Section 4.19                            Minimum Consolidated Cash Flow.

Parent shall not permit Consolidated Cash Flow minus Capital Expenditures for any Test Period ending on the last day of a fiscal quarter of Parent set forth below to be less than the relevant amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Amount
On or Prior to June 30, 2010	$45.0 million
Thereafter	$50.0 million

For any Test Period which includes any fiscal quarter of Parent ending after June 30, 2009 and on or prior to June 30, 2010, for purposes of this Section 4.19, Consolidated Cash Flow for the applicable fiscal quarter of Parent shall be increased by an amount equal to cash contributed to the common equity of Parent during such fiscal quarter, up to a maximum of $5.0 million in the aggregate for all such Test Periods.

Section 4.20                            Payments for Consent.

Neither Parent nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture Documents unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.21                            Subsidiary Guarantees.

If (a) Parent or any of its Wholly-Owned Domestic Restricted Subsidiaries shall acquire or create another Wholly-Owned Domestic Restricted Subsidiary after the Issue Date, other than any Insurance Subsidiary or (b) any Restricted Subsidiary of Parent Guarantees any Indebtedness of Parent or any other Restricted Subsidiary of Parent, then, in either case, Parent shall cause such Restricted Subsidiary to become a Guarantor and

(i)                     execute a supplemental indenture, in accordance with the terms of this Indenture, pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Issuers’ Obligations under the Indenture Documents on the terms set forth in this Indenture;

(ii)                  execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Agreements necessary in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected first-priority security interest in the Equity Interests of such Restricted Subsidiary, subject to Permitted Liens, which are owned by an Issuer or a Guarantor and are required to be pledged pursuant to the Collateral Agreements;

(iii)               take such actions as are necessary to grant to the Collateral Agent for the benefit of the Holders a perfected first-priority security interest in the assets, other than Excluded Assets, of such Restricted Subsidiary, subject to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreements or by law or as may be reasonably requested by the Collateral Agent;

(iv)              take such further action and execute and deliver such other documents specified in the Indenture Documents or otherwise reasonably requested by the Trustee or Collateral Agent to give effect to the foregoing; and

(v)                 deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary and regarding the perfection of such Liens in the Collateral of such Restricted Subsidiary as provided for in this Indenture or the Collateral Agreements.

Section 4.22                            Further Assurances.

(a)                                  Neither Parent nor any of its Restricted Subsidiaries shall take or knowingly omit to take any action that would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to any material portion of the Collateral.

(b)                                 The Issuers shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority) the Liens created by the Collateral Agreements, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Agreements.

Section 4.23                            Mortgages.

With respect to any fee interest in any real property that is acquired by an Issuer or Guarantor after the Issue Date (other than any such real property subject to a Lien expressly permitted under clause (iii) of the definition of Permitted Liens) that has (A) a purchase price or (B) a Fair Market Value greater than $2.5 million (such real property referred to individually and collectively as the “Premises”), within 90 days of acquisition, Parent shall:

(a)                                  deliver to the Collateral Agent, as mortgagee, for the benefit of the Holders, fully executed Mortgages, duly executed by the applicable Issuer or Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(b)                                 use its commercially reasonable efforts to deliver to the Collateral Agent, a mortgagee’s title insurance policy in favor of the Collateral Agent in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens and a standard survey exception, and such policies shall also include, to the extent available, other customary endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon;

(c)                                  to the extent that a standard survey exception is not contained in the mortgagee’s title policy delivered in accordance with clause (b) above, with respect to the covered Premises, use its commercially reasonable efforts to deliver to the Collateral Agent the most recent survey (to the extent such a survey exists) of such Premises, together with, if a survey exists, either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the applicable Issuer or Guarantor stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by such Issuer or Guarantor of such Premises for such Issuer’s or Guarantor’s business as so conducted, or intended to be conducted, at such Premises; and

(d)                                 deliver an Opinion of Counsel that such Mortgage has been duly authorized, executed and delivered by such Issuer or Guarantor, constitutes a legal, valid, binding and enforceable obligation of such Issuer or Guarantor and creates a valid perfected Lien in the Premises purported to be covered thereby.

With respect to any aircraft (including the related engines and spare engines) acquired after the Issue Date by any Issuer or Guarantor that is not financed or to be financed by Aircraft Acquisition Debt (and any such Aircraft Mortgage shall provide for the release of such assets upon the incurrence of Aircraft Acquisition Debt in accordance with Section 4.09 hereof), promptly (i) (A) execute and deliver an Aircraft Mortgage in favor of the Collateral Agent, for the benefit of the Holders, covering such assets, (B) deliver to the Collateral Agent evidence of the filing for recordation with the FAA of such Aircraft Mortgage, together with any other necessary documents, instruments, affidavits or certificates as may be reasonably necessary to perfect and protect the Liens created thereby, including, without limitation, recordings and filings with the FAA and all filings and recording fees and taxes in respect thereof shall have been duly paid and (C) deliver to the Collateral Agent copies of the FAA form AC 8050-135 forms to be filed with the FAA, and (ii) deliver to the Trustee an Opinion of Counsel that such Aircraft Mortgage has been duly authorized, executed and delivered by such Issuer or Guarantor, constitutes a legal, valid, binding and enforceable obligation of such Issuer or Guarantor and creates a valid perfected Lien in such aircraft (including the related engines and spare engines).

Section 4.24                            ATA Distribution Offer.

(a)                                  If Parent or any of its Subsidiaries or any of the agents or lenders under the Existing Credit Agreement receives any ATA Assets, the Issuers may apply the net cash proceeds of the ATA Assets to repay the loans outstanding under the Second Lien Credit Agreement or to make a payment required under the JPMorgan Arrangements within three Business Days after such receipt. Any net cash proceeds that are not applied or invested as provided in the preceding sentence shall be deemed to constitute “ATA Excess Proceeds.”

(b)                                 When the aggregate amount of ATA Excess Proceeds exceeds $5.0 million (the “ATA Distribution Offer Trigger Date”), the Issuers shall be required to make an offer to all Holders of Notes to purchase with all such ATA Excess Proceeds (an “ATA Distribution Offer”) the maximum principal amount of Notes that may be purchased out of such ATA Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, not more than 10 Business Days following the ATA Distribution Offer Trigger Date, in accordance with the procedures set forth in this Indenture. To the extent that any ATA Excess Proceeds remain after consummation of an ATA Distribution Offer, Parent may use such ATA Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such ATA Distribution Offer exceeds the amount of ATA Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of ATA Excess Proceeds shall be reset at zero.

(c)                                  The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an ATA Distribution Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.24, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 hereof or this Section 4.24 by virtue thereof.

Section 4.25                            Changes in Accounting Periods.

Parent shall cause (i) each of its fiscal years to end on December 31 of each calendar year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each calendar year; provided, however, that Parent shall have the right to change its fiscal year or fiscal quarter ends from those dates set forth above so long as any such change is not adverse to the Holders and, prior to any such change becoming effective, Parent shall have made such modifications to the provisions described under Section 4.19 hereof in connection therewith as may be necessary to preserve the intent of the provisions of such Section.

Section 4.26                            Amendments to Second Lien Credit Agreement.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, amend, restate, modify or supplement the Second Lien Credit Agreement if the effect of any such amendment, restatement, modification or supplement is to:

(a)                                  shorten the final Stated Maturity thereof or reduce the Weighted Average Life to Maturity of the loans thereunder; or

(b)                                 increase the yield to maturity of the loans thereunder.

Section 4.27                            Maintenance of Property and Insurance.

(a)                                  Parent shall, and shall cause each of its Restricted Subsidiaries to, keep all property material to the operation of its business in good working order and condition in all material respects, ordinary wear and tear excepted.

(b)                                 Parent shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (in each case, after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent and its Restricted Subsidiaries).

Section 4.28                            Additional Interest Notice.

In the event that the Issuers are required to pay additional interest (“Additional Interest”) to holders of Notes pursuant to the Registration Rights Agreement, the Issuers shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 5

SUCCESSORS

Section 5.01                            Merger, Consolidation or Sale of All or Substantially All Assets.

(a)                                  Parent may not consolidate or merge with or into (whether or not Parent is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or entity unless:

(i)                     (A) Parent is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation existing under the laws of the United States, any state thereof or the District of Columbia;

(ii)                  the entity or Person formed by or surviving any such consolidation or merger (if other than Parent) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Indenture Documents pursuant to a supplemental indenture, amendment, supplement or other instrument in form and substance reasonably satisfactory to the Trustee, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(iii)               immediately after giving effect to such transaction no Default or Event of Default exists;

(iv)              except in the case of a consolidation or merger with or into or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the property and assets to a Wholly-Owned Restricted Subsidiary of Parent, Parent or the entity or Person formed by or surviving any such consolidation or merger (if other than Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(v)                 Parent delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the provisions of this Indenture.

(b)                                 No Guarantor or Issuer other than Parent (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.10 hereof) shall, and Parent shall not cause or permit any Guarantor or Issuer other than Parent to, consolidate with or merge with or into any Person other than an Issuer or another Guarantor unless:

(i)                     the entity formed by or surviving any such consolidation or merger (if other than a Guarantor or Issuer) shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any state thereof or the District of Columbia;

(ii)                  such entity assumes by supplemental indenture, amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor or Issuer under the Indenture Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(iii)               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv)              immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Fixed Charge Coverage Ratio of Parent would be equal to or greater than such ratio immediately prior to such transaction.

(c)                                  This Section 5.01 shall not apply to a merger of an Issuer or a Guarantor with an Affiliate solely for the purpose, and with the effect, of reincorporating such Issuer or such Guarantor, as the case may be, in another jurisdiction of the United States.

Section 5.02                            Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Parent in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into or with which Parent is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Parent” shall refer instead to the successor corporation and not to Parent), and may exercise every right and power of Parent under this Indenture with the same effect as if such successor Person had been named as Parent herein; provided, however, that the predecessor Parent shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of Parent’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                            Events of Default.

(a)                                  Each of the following shall be an “Event of Default” for purposes of this Indenture:

(i)                     default for 30 days in the payment when due of interest on the Notes;

(ii)                  default in payment of the principal of or premium, if any, on the Notes when the same becomes due at its Stated Maturity, upon optional redemption, upon a required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise;

(iii)               failure by any Issuer or Guarantor to comply with Section 5.01 hereof;

(iv)              failure by any Issuer or Guarantor to comply with the provisions described under Sections 4.03, 4.07, 4.08, 4.09, 4.12, 4.13, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.23, 4.25 or 4.26 hereof which default continues for a period of 30 days after any Issuer or Guarantor receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a “Notice of Default”) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

(v)                 a default by any Issuer or Guarantor in the observance or performance of any other covenant or agreement contained in the Indenture Documents which default continues for a period of 60 days after any Issuer or Guarantor receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a “Notice of Default”) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

(vi)              the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Parent or any Restricted Subsidiary of Parent or the acceleration of the final Stated Maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time and such failure shall not have been cured or waived within 20 days thereof;

(vii)           failure by Parent or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by an insurance carrier or pursuant to which Parent or any of its Restricted Subsidiaries is not indemnified by a third party who has agreed to honor such obligation) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

(viii)        any Issuer, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(1)                                  commences a voluntary case;

(2)                                  consents to the entry of an order for relief against it in an involuntary case;

(3)                                  consents to the appointment of a custodian of it or for all or substantially all of its property;

(4)                                  makes a general assignment for the benefit of its creditors; or

(5)                                  generally is not paying its debts as they become due;

(ix)                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)                                  is for relief against any Issuer, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2)                                  appoints a custodian of any Issuer, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary for all or substantially all of the property of any Issuer, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary; or

(3)                                  orders the winding up or liquidation of any Issuer, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed, undischarged or unremedied and in effect for 60 consecutive days;

(x)                   except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligation under its Guarantee; or

(xi)                with respect to any Collateral having a Fair Market Value in excess of $10.0 million, any Collateral Agreement shall cease to be in full force and effect other than in accordance with the terms such Collateral Agreement, or shall cease to give the Collateral Agent for the benefit of the Holders, the Liens, rights, powers and privileges purported to be created thereby, which default continues for a period of 30 days after any Issuer or Guarantor receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a “Notice of Default”) from the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes.

(b)                                 In accordance with Section 4.04 hereof, the Issuers shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Issuers shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.02                            Acceleration.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes shall notify Parent in writing, specifying the Event of Default, demanding that the Default be remedied and stating that such notice is a “Notice of Default,” following which such Holders may declare all the Notes to be due and payable immediately.  Upon such declaration of acceleration pursuant to a Notice of Default, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable without further action or notice; provided, however, that in the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(a)(vi) hereof has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the failure to pay or acceleration triggering such Event of Default pursuant to Section 6.01(a)(vi) hereof shall be remedied or cured or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  Notwithstanding the foregoing, in the case of an Event of Default arising under Sections 6.01(a)(viii) or 6.01(a)(ix) hereof, with respect to an Issuer, all outstanding Notes shall become due and payable without further action or notice.  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture and under the Trust Indenture Act.

Section 6.03                            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                            Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than nonpayment of principal or interest that has become due solely because of acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                            Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)           Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by applicable law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13         Priorities.

If the Trustee collects any money pursuant to this ARTICLE 6, it shall pay out the money in the following order:

(i)            FIRST: to the Trustee, the Collateral Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii)           SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)          THIRD: to the Issuers or to such party as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)       the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           Each of the Trustee and the Collateral Agent shall be under no obligation to exercise any of its rights or powers under this Indenture or the Collateral Agreements at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee or the Collateral Agent, as the case may be, indemnity satisfactory to the Trustee or Collateral Agent, as the case may be, or security against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole expense of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Officer of such Issuer.

(f)            None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities (including Collateral Agent) under the Indenture Documents, and each agent, custodian and other Person employed to act under the Indenture Documents.

Section 7.03         Individual Rights of Trustee.

Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee or the Collateral Agent, as the case may be.  However, in the event that the Trustee or the Collateral Agent acquires any conflicting interest it shall eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  Each of the Trustee and the Collateral Agent is also subject to Sections 7.10 and 7.11 hereof, and the Trustee is subject to Sections 310(b) and 311 of the Trust Indenture Act.

Section 7.04         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying

Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default or Event of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06         Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act.  The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Issuers shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07         Compensation and Indemnity.

The Issuers shall pay to the Trustee and Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in connection with the performance of its duties under this Indenture or the Collateral Agreements, as the case may be, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this Indenture or the Collateral Agreements, or the administration of the trust created hereby and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against any of the Issuers or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, any Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuers in writing promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel.  The Issuers need not (x) pay for any settlement made without their written consent, which shall not be unreasonably withheld or (y) reimburse any expense or indemnify against any of the foregoing loss, liability, damage, claim or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money, property or Collateral held or collected by the Trustee in its capacity or the Collateral Agent in its capacity as Collateral Agent, except in the case of the Trustee, assets or money held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Section 313(b)(2) of the Trust Indenture Act to the extent applicable.

Section 7.08         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting as Trustee hereunder or with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in each case, at the Issuers’ expense, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee and execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under ARTICLE 7 hereof.

Section 7.10         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act.  The Trustee is subject to Section 310(b) of the Trust Indenture Act.

Section 7.11         Preferential Collection of Claims Against the Issuers.

The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 7.12         Trustee in Other Capacities; Collateral Agent.

References to the Trustee in Sections 7.01(b) through (f), 7.02, 7.03, 7.04, 7.07 and 7.08 shall include the Trustee in its role as Collateral Agent and Paying Agent.

Section 7.13         Co-Trustees, Co-Collateral Agent and Separate Trustees, Collateral Agent

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers shall have the power to appoint, and, upon the written request of the Holders of at least 25% in principal amount of the Notes outstanding, the Issuers shall appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral

Agent, or to act as separate trustees or collateral agents of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power reasonably necessary, subject to the other provisions of this Section 7.13.  As of the Issue Date, the Issuers hereby appoint Wells Fargo Bank, National Association as the initial Collateral Agent and Wells Fargo Bank, National Association hereby accepts such appointment and agrees to act and serve in such capacity.

Should any written instrument from the Issuers reasonably be required by any co-trustee, co-collateral agent or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee, co-collateral agent, separate trustee or separate collateral agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers.

Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-collateral agent or separate collateral agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-collateral agent or separate collateral agent.

The Issuers at any time, by a resolution of the respective Board of Directors of each Issuer, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13; provided that, in case an Event of Default has occurred and is continuing, the Trustee, by an instrument in writing executed by it, shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent.  Upon the written request of the Issuers, the Trustee shall join with the Issuers in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any other such trustee or collateral agent hereunder, other than any act or omission resulting from such co-trustee’s, co-collateral agent’s, separate trustee or separate collateral agent’s negligence or willful misconduct.

Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this ARTICLE 8.

Section 8.02         Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and the Collateral Agreements on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including, the Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Guarantees, the Collateral Agreements and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(b)           the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(d)           this Section 8.02.

If the Issuers exercise the Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.  Subject to compliance with this ARTICLE 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03         Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07 through 4.13 and 4.15 through 4.28 hereof and Sections 5.01(a)(iv) and (b)(iv) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) (solely with respect to Sections 5.01(a)(iv) and (b)(iv)), 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary), 6.01(a)(ix) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary), 6.01(a)(x) and 6.01(a)(xi) hereof shall not constitute Events of Default.

Section 8.04         Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance pursuant to Section 8.02 hereof or Covenant Defeasance pursuant to Section 8.03 hereof with respect to the Notes:

(i)            the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent investment bank, appraisal firm or public accounting firm, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers shall specify whether the Notes are being defeased to maturity or to a particular redemption date (except lost, stolen or destroyed Notes that have been replaced or paid);

(ii)           in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          the Issuers shall deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(v)           the Issuers shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to Legal Defeasance or Covenant Defeasance have been complied with.

Section 8.05         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this ARTICLE 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, any Guarantor (with respect to the Guarantee or this Indenture) and the Trustee or Collateral Agent, as applicable, may amend or supplement the Indenture Documents without the consent of any Holder of Notes:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of an Issuer’s obligations to the Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s assets;

(4)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture Documents of any such Holder;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)           to conform the text of the Indenture Documents to any provision of the section of the Offering Memorandum entitled “Description of the Notes” to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture Documents;

(7)           to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(8)           to comply with the rules of any applicable securities depository;

(9)            to add new creditor parties to the Intercreditor Agreement in compliance with Sections 8.8 or 9.3 thereof; or

(10)         to modify or change any provisions of the Indenture to the extent required by Section 4.25 hereof.

Upon the request of the Issuers accompanied by resolutions of the respective Board of Directors of each Issuer authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee and the Collateral Agent, if applicable, shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, subject to the terms of the Intercreditor Agreement, the Issuers and the Trustee or Collateral Agent, as applicable, may amend or supplement the Indenture Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers accompanied by resolutions of the respective Board of Directors of each Issuer authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement, waiver or consent, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement, waiver or consent under this Section 9.02 becomes effective, the Issuers shall (or cause the Trustee, at the expense of and at the request of the Issuers, to) mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or consent.

Without the consent of each Holder of Notes affected thereby, an amendment, supplement, waiver or consent under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement, waiver or consent;

(ii)           reduce the principal of or change the fixed maturity of any Note or change the time at which the Notes may be redeemed or the applicable redemption price (other than provisions relating to the redemption of the Notes described in Sections 4.10, 4.11, 4.15, and 4.24);

(iii)          reduce the rate of or change the time for payment of interest on any Note;

(iv)          waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v)           make any Note payable in money other than that stated in the Notes;

(vi)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(vii)         after the Issuers’ obligation to purchase Notes arises under this Indenture, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer, Asset Sale Offer, Semi-Annual Offer or ATA Distribution Offer, or modify any of Sections 4.10, 4.11, 4.15 or 4.24 hereof or any of the definitions with respect thereto;

(viii)        modify or change any provision of this Indenture in any manner which subordinates the Notes in right of payment to any other Indebtedness of the Issuers or which subordinates any Guarantee in right of payment to any other Indebtedness of a Guarantor;

(ix)           release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture Documents otherwise than in accordance with the terms of this Indenture; or

(x)            make any change in the foregoing amendment and waiver provisions.

No such amendment may release all or substantially all of the Collateral securing the Issuers’ and Guarantors’ Obligations under the Indenture Documents other than in accordance with the terms of the Collateral Agreements without the consent of Holders holding at least 66 2/3% of the aggregate principal amount of the Notes then outstanding.

Section 9.03         Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee or Collateral Agent, as applicable, receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date.  No such consent shall be valid or effective for more than 90 days after such Record Date unless the consent of the requisite number of Holders has been obtained.

Section 9.05         Notation on or Exchange of Notes.

The Trustee or Collateral Agent, as applicable, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this ARTICLE 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.04).

ARTICLE 10

GUARANTEES

Section 10.01       Guarantee.

(a)           Subject to this ARTICLE 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture Documents, or the obligations of the Issuers hereunder or under any other Indenture Documents, that:

(i)       the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee or Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)      in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Collateral Agreements, the other Indenture Documents, or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives presentation to, demand of, payment from and protest to the Issuers of any of its obligations and also waives notice of protest for nonpayment and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Collateral Agreements and this Indenture.

(c)           Each Guarantor agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in ARTICLE 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f)            Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation, reorganization, should an Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of an Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)           In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02       Limitation on Guarantor Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Indenture, as it related to each Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.03       Execution and Delivery.

Each Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indentures pursuant to Section 4.21 and this Section 10.03 shall evidence its Guarantee set forth in Section 10.01 without the need for any further notation on the Notes.

Section 10.04       Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 10.05       Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06       Release of Guarantees.

(a)           A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers, the Trustee or any Holder is required for the release of such Guarantor’s Guarantee:

(i)       if (1) all of the Equity Interests issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than an Issuer or a Guarantor or (2) such Guarantor ceases to be a Restricted Subsidiary, in each case in a transaction that complies with this Indenture; or

(ii)      upon (1) payment in full in cash of the principal of, premium, if any, and accrued and unpaid interest, on the Notes and all other Obligations hereunder and under the other Indenture Documents that are then due and payable, (2) a satisfaction and discharge of this Indenture pursuant to Section 11.01 hereof or (3) the occurrence of a Legal Defeasance or Covenant Defeasance pursuant to Sections 8.02 or 8.03.

(b)           In the case of a release of a Guarantee pursuant to clause (a) of this Section 10.06, the Issuers shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with in all material respects.  At the request and at the expense of the Issuers, the Trustee shall execute and deliver any instrument evidencing such release.

Section 10.07       Successors and Assigns.

This ARTICLE 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes and, in the event of any transfer or assignment of rights by any Holder of the Notes or the Trustee, the rights and privileges conferred upon that party in this Indenture and the Notes shall automatically extent to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

The Indenture Documents (and all Liens on Collateral granted in connection with the issuance of Notes) will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes, when:

(a)           either:

(i)       all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)      all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the redemption date together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)           the Issuers have paid all other sums payable under this Indenture by the Issuers; and

(c)           the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof shall survive.

Section 11.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

Section 12.02       Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any Issuer and/or any Guarantor:

Global Aviation Holdings Inc.

101 World Drive

Peachtree, Georgia 30269

Fax No.:  (770) 632-8090

Attention:  General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention: Ronald Cami

If to the Trustee or Collateral Agent:

Wells Fargo Bank, National Association

7000 Central Parkway

Suite 550

Atlanta, Georgia 30328

Fax No.:  (770) 551-5118

Attention:  Corporate Trust Services

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in Section 313(c) of the Trust Indenture Act, to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 12.03       Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture, the Collateral Agreements or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 12.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)           An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been satisfied; and

(b)           An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be required in connection with the order of the Issuers to authenticate and deliver the Notes on the Issue Date pursuant to Section 2.02 hereof.

Section 12.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Section 314(a)(4) of the Trust Indenture Act) and the Collateral Agreements shall comply with the provisions of Section 314(e) of the Trust Indenture Act and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided that the issuer of an Opinion of Counsel can rely as to matters of fact on an Officer’s Certificate.

Section 12.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07       No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, future or present director, officer, employee, partner, manager, agent, member (or Person forming any limited liability company), incorporator or stockholder of any Issuer, as such, shall have any liability for any obligations of any Issuer or Guarantor under any of the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantee. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08       Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09       Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.10       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent or any of its Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11       Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their respective successors.  All agreements of the Trustee and Collateral Agent in this Indenture will bind their respective successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 12.12       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13       Counterpart Originals.

The parties may sign any number of copies or counterparts of this Indenture.  Each signed copy or counterpart will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original

Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16       U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 13

SECURITY

Section 13.01       Grant of Security Interest.

(a)           To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuers and the Guarantors to the Holders, the Collateral Agent or the Trustee under the Indenture Documents, the Issuers and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture.  Subject to the terms of the Intercreditor Agreement, the Collateral Agreements shall provide for the grant by the Issuers and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral.

(b)           Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights hereunder and thereunder in accordance herewith and therewith.  Each Issuer shall, and shall cause each of the Subsidiary Guarantors to, do or cause to be done, at their sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and, subject to the Intercreditor Agreement, including taking all commercially reasonable actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in the Indenture Documents, valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein.

Section 13.02       Intercreditor Agreement.

This ARTICLE 13, the Security Agreement and the other Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

Section 13.03       Recording and Opinions.

(a)           The Issuers shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(b)           The Issuers shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of August 1 of each year, commencing August 1, 2010, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements.

Section 13.04       Release of Collateral.

(a)           Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

(b)           The Issuers shall comply with the provisions of Section 314(d) of the Trust Indenture Act, except to the extent such compliance is not required as set forth in any SEC regulation or rule or in any interpretation by the SEC or by the staff of the SEC of such provisions, regulation or rule (including in any no action or interpretive letter or exemptive order issued by the SEC or by the staff of the SEC, whether issued to the Issuers or any other Person).

(c)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security securing this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent applicable, the Issuers shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the security interests created by the Collateral Agreements to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of each Issuer, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

(d)           Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to automatic release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business.  If requested in writing by the Issuers, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Issuers may request to evidence or confirm that the Collateral falling under this Section 13.04 has been released from the Liens of each of the Collateral Agreements.  The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

Section 13.05       Specified Releases of Collateral.

(a)           Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements, including the Intercreditor Agreement, or as provided hereby.

(i)       An Issuer or a Guarantor will be entitled to releases of assets included in the Collateral from the Liens securing the Obligations under the Indenture Documents under any one or more of the following circumstances:

(A)          to enable an Issuer or a Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 4.10 hereof;

(B)           if any Guarantor is released from its Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), such Guarantor’s property and assets will also be released from the Liens securing its Guarantee and the other Indenture Documents; or

(C)           if required in accordance with the terms of the Intercreditor Agreement.

(ii)      Each of the Issuers and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Obligations under the Indenture Documents with the consent of Holders in compliance with the amendment and waiver provisions of this Indenture as described under Section 9.02 hereof.

Upon receipt of such Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent under this Indenture and the Collateral Agreements (and Section 314(d) of the Trust Indenture Act, if any) have been satisfied and any necessary or proper instruments of termination, satisfaction or release prepared by an Issuer or a Guarantor, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements, including the Intercreditor Agreement.

Section 13.06       Release upon Satisfaction or Defeasance of all Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full in cash of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations hereunder and under the other Indenture Documents that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture pursuant to Section 11.01 hereof and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance pursuant to Sections 8.02 or 8.03 hereof.

Section 13.07       Form and Sufficiency of Release.

In the event that any Issuer or Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or such Guarantor, and such Issuer or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to such Issuer or such Guarantor (in proper form) such an instrument (prepared by such Issuer or such Guarantor) promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 13.08       Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence or satisfaction of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by an Issuer or a Guarantor be under any obligation to ascertain or inquire into the authority of such Issuer or such Guarantor to make such sale or other disposition.

Section 13.09       Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements.

Subject to the provisions of the applicable Collateral Agreements, (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Agreements and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee).

Section 13.10       Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GLOBAL AVIATION HOLDINGS INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

NORTH AMERICAN AIRLINES, INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

WORLD AIRWAYS, INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

NEW ATA INVESTMENT INC.,
as a Guarantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

NEW ATA ACQUISITION INC.,
as a Guarantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

WORLD AIR HOLDINGS, INC.,
as a Guarantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

Signature Page to Indenture

GLOBAL AVIATION VENTURES SPV LLC,
as a Guarantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

WORLD AIRWAYS PARTS COMPANY, LLC,
as a Guarantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: Sr. VP, General Counsel

Signature Page to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Elizabeth T. Wagner
Name: Elizabeth T. Wagner
Title: Vice President

Signature Page to Indenture

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Definitive Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ]

[RULE 144A][REGULATION S][IAI] GLOBAL NOTE
14% Senior Secured First Lien Notes due 2013

No.	[$ ]

GLOBAL AVIATION HOLDINGS INC.

NORTH AMERICAN AIRLINES, INC.

WORLD AIRWAYS, INC.

promise to pay to                                          or registered assigns, the principal sum of                                   (or such principal amount as may be set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto) on August 15, 2013.

Interest Payment Dates:  February 15 and August 15.

Record Dates:  February 1 and August 1.

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

GLOBAL AVIATION HOLDINGS INC.

By:
Name:
Title:

NORTH AMERICAN AIRLINES, INC.

By:
Name:
Title:

WORLD AIRWAYS, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Date:

14% Senior Secured First Lien Notes due 2013

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

2.                                       INTEREST.  Global Aviation Holdings Inc., a Delaware corporation (“Parent”), North American Airlines, Inc., a Delaware corporation (“North American”) and World Airways, Inc., a Delaware corporation (“World Airways” and, together with North American and Parent, collectively the “Issuers” and each an “Issuer”) promise to pay interest on the principal amount of this Note at 14% per annum from August 13, 2009 until maturity; provided that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default up to a maximum additional interest rate of 1.0% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.  The Issuers will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that, the first Interest Payment Date shall be February 15, 2010.  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 2% per annum in excess of the rate per annum set forth in the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

[Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

3.                                       METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of Parent maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

4.                                       PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

5.                                       INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of August 13, 2009 (the “Indenture”), by and among the Issuers, the Guarantors, the Trustee and the Collateral Agent.  This Note is one of a duly authorized issue of notes of the Issuers designated as its 14% Senior Secured First Lien Notes due 2013.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-777bbbb) (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior secured obligations of the Issuers.  The Indenture contains covenants that limit the ability of the Issuers and its subsidiaries to, among others, incur additional indebtedness; pay dividends or distributions on or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; guarantee indebtedness; consolidate, merge or transfer all or substantially of its assets or its subsidiaries’ assets and engage in sale and leaseback transactions.  These covenants are subject to important exceptions and qualifications.

6.                                       OPTIONAL REDEMPTION.

(a)                                  At any time prior to August 15, 2012, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of the Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)                                 At any time on or prior to August 15, 2012, the Issuers may on any one or more occasions redeem Notes with the net cash proceeds of one or more Equity Offerings, at a redemption price of 114% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, subject to the rights of the Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that at least 65% of the aggregate principal amount of Notes originally issued (less the aggregate principal amount of Notes repurchased pursuant to an ATA Distribution Offer or a Semi-Annual Offer) remains outstanding immediately following such redemption (excluding Notes held by Parent or any of its Subsidiaries); and provided further, that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

(c)                                  The Notes will be redeemable, in whole or in part on any one or more occasions, at the option of the Issuers, on or after August 15, 2012, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the rights of the Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed on or after the date below:

YEAR	PERCENTAGE
August 15, 2012	110.500%
August 15, 2013	100.000%

(d)                                 Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

7.                                       MANDATORY REDEMPTION.  Except as described under paragraph 8 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.                                       NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with ARTICLE 8 or ARTICLE 11 of the Indenture.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

9.                                       OFFER TO REPURCHASE.

(a)                                  Upon a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.  Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by such section and described in such notice, subject to the terms of the Indenture.

(b)                                 If Parent or any of its Restricted Subsidiaries consummates an Asset Sale, the Issuers shall make an Asset Sale Offer to all Holders of Notes, and may make an offer to all holders of Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, all holders of Pari Passu Debt) containing provisions similar to those set forth in the Indenture with respect to Asset Sales, the maximum principal amount of Notes and such Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, such Pari Passu Debt) that may be purchased out of any Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, not more than 10 Business Days following the Asset Sale Offer Trigger Date, in accordance with the procedures set forth in the Indenture.  To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Parent may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, Pari Passu Debt) tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Secured Debt (and, with respect to an Asset Sale of assets not constituting Collateral, Pari Passu Debt) to be purchased on a pro rata basis.  Notwithstanding the foregoing, the Issuers will not be required to make an Asset Sale Offer in accordance with the procedures set forth in the Indenture until the aggregate amount of Excess Proceeds exceeds $7.5 million.

(c)                                  On June 30 and December 31 of each year, commencing December 31, 2009, the Issuers shall make a Semi-Annual Offer to purchase $10.0 million aggregate principal amount of Notes at a purchase price in cash equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture; provided that the Semi-Annual Offer Amount for the Semi-Annual Offer to be made on December 31, 2009 shall be $7.5 million minus the amount of ATA Assets received by Parent and its Subsidiaries prior to December 31, 2009 that are applied to the purchase of Notes pursuant to an ATA Distribution Offer or the prepayment of the principal of loans outstanding under the Second Lien Credit Agreement.  If the aggregate principal amount of Notes tendered pursuant to any Semi-Annual Offer exceeds the applicable Semi-Annual Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis.

(d)                                 If Parent or any of its Subsidiaries or any of the agents or lenders under the Existing Credit Agreement receives any ATA Assets, the Issuers shall make an ATA Distribution Offer to all Holders of Notes to purchase with all such ATA Excess Proceeds the maximum principal amount of Notes that may be purchased out of such ATA Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, not more than 10 Business Days following the ATA Distribution Offer Trigger Date, in accordance with the procedures set forth in the Indenture.  To the extent that any ATA Excess Proceeds remain after consummation of an ATA Distribution Offer, Parent may use such ATA Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such ATA Distribution Offer exceeds the amount of ATA Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.  Notwithstanding the foregoing, the Issuers shall not be required to make an ATA Distribution Offer in accordance with the procedures set forth in the Indenture until the aggregate amount of ATA Excess Proceeds exceeds $5.0 million.

10.                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of such mailing or during the period between a Record Date and the corresponding Interest Payment Date.

[This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only if (i) on or after the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by ARTICLE 2 of the Indenture.  Upon exchange of the Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

11.                                 PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

12.                                 UNCLAIMED MONEY.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person.  After any such payment, Holders of a Note entitled to the money must look only to the Issuers and not the Trustee or Paying Agent for payment.

13.                                 DISCHARGE AND DEFEASANCE.  Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.                                 AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or any other Indenture Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of an Issuer’s obligations to the Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture Documents of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to conform the text of the Indenture Documents to any provision of the section of the Offering Memorandum entitled “Description of the Notes” to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture Documents; (vii) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes; (viii) to comply with the rules of any applicable securities depository; (ix)  to add new creditor parties to the Intercreditor Agreement in compliance with Sections 8.8 or 9.3 thereof; or (x) to modify or change any provisions of the Indenture to the extent required by Section 4.25 of the Indenture.  No amendment may release all or substantially all of the Collateral securing the Issuers’ and Guarantors’ Obligations under the Indenture Documents other than in accordance with the terms of the Collateral Agreements without the consent of Holders holding at least 66-2/3% of the aggregate principal amount of the Notes then outstanding.

15.                                 DEFAULTS AND REMEDIES.  Under the Indenture, Events of Default include (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment of the principal of or premium, if any, on the Notes when the same becomes due at its Stated Maturity, upon optional redemption, upon a required offer to purchase (including a default in payment resulting from the failure to make a required offer to purchase), upon acceleration or otherwise; (iii) failure by any Issuer or Guarantor to comply with Section 5.01 of the Indenture; (iv) failure by any Issuer or Guarantor to comply with certain covenants or agreements contained in the Indenture Documents, in certain cases, subject to notice or lapse of time; (v) the failure to pay at final maturity or the acceleration of other Indebtedness, if the aggregate principal amount of such Indebtedness aggregates $10.0 million or more at any time; (vi) the failure to pay certain final judgments aggregating in excess of $10.0 million; (vii) certain events of bankruptcy or insolvency with respect to an Issuer or any of Parent’s Significant Subsidiaries; (viii) certain defaults with respect to Guarantees and (ix) with respect to any Collateral having a Fair Market Value in excess of $10.0 million, any Collateral Agreement shall cease to be in full force and effect other than in accordance with the terms such Collateral Agreement, subject to notice and lapse of time.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture unless the Holders have offered to the Trustee indemnity satisfactory to the Trustee.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest on any Note) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than nonpayment of principal or interest that has become due solely because of acceleration).  The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers propose to take with respect thereto.

16.                                 GUARANTEES.  Payment of principal, premium, if any, and interest on the Notes, is unconditionally guaranteed, jointly and severally, by the Guarantors.

17.                                 SECURITY.  The obligations of the Issuers and the Guarantors under the Notes and the Guarantees are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee, the Collateral Agent and the Holders secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

18.                                 AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

19.                                 TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it shall eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

20.                                 GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.                                 ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.                                 CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.                                 HOLDERS’ COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.  Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration

Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

24.                                 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.  No past, future or present director, officer, employee, partner, manager, agent, member (or Person forming any limited liability company), incorporator or stockholder of any Issuer, as such, shall have any liability for any obligations of any Issuer or Guarantor under any of the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantee. The waiver may not be effective to waive liabilities under the federal securities laws.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Collateral Agreements.  Requests may be made to the Issuers at the following address:

Global Aviation Holdings Inc.

101 World Drive

Peachtree, Georgia 30269

Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, 4.11, 4.15 or 4.24 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.11	☐ Section 4.15	☐ Section 4.24

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10, 4.11, 4.15 or 4.24 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: ______________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE [REGULATION S TEMPORARY] GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                 .  The following exchanges of a part of this [Regulation S Temporary] Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this [Regulation S Temporary] Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Trustee or Note Custodian

*                                         This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Global Aviation Holdings Inc.
101 World Drive
Peachtree, Georgia 30269

Attention:  General Counsel

Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No: (877) 872-4605
Fax No.:  (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  14% Senior Secured First Lien Notes due 2013

Reference is hereby made to the Indenture, dated as of August 13, 2009 (the “Indenture”), among Global Aviation Holdings Inc., North American Airlines, Inc., World Airways, Inc., the Guarantors, the Trustee and the Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                        (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                      in such Note[s] or interests (the “Transfer”), to                                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                       ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.                                       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)                                  ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

5.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP), or

(ii)                                  ☐ Regulation S Global Note (CUSIP), or

(iii)                               ☐ IAI Global Note (CUSIP); or

(b)                                 ☐ a Restricted Definitive Note.

6.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP), or

(ii)                                  ☐ Regulation S Global Note (CUSIP), or

(iii)                               ☐ IAI Global Note (CUSIP), or

(iv)                              ☐ Unrestricted Global Note (CUSIP); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Global Aviation Holdings Inc.
101 World Drive
Peachtree, Georgia 30269

Attention:  General Counsel

Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No: (877) 872-4605
Fax No.:  (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  14% Senior Secured First Lien Notes due 2013

Reference is hereby made to the Indenture, dated as of August 13, 2009 (the “Indenture”), among Global Aviation Holdings Inc., North American Airlines, Inc., World Airways, Inc., the Guarantors, the Trustee and the Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                   (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                            in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)             EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)             ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)             ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)             EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)             ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note ☐ IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii)

such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Global Aviation Holdings Inc.
101 World Drive
Peachtree, Georgia 30269

Attention:  General Counsel

Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No: (877) 872-4605
Fax No.:  (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  14% Senior Secured First Lien Notes due 2013

Reference is hereby made to the Indenture, dated as of August 13, 2009 (the “Indenture”), among Global Aviation Holdings Inc., North American Airlines, Inc., World Airways, Inc., the Guarantors, the Trustee and the Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                  aggregate principal amount of:

(a)            ☐            a beneficial interest in a Global Note, or

(b)            ☐            a Restricted Definitive Note,

we confirm that:

1.              We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.              We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell or otherwise transfer the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (C) pursuant to offers and sales to non-U.S. purchasers that occur outside the United States within the meaning of Regulation S under the Securities Act, (D) to an institutional “accredited investor” (as defined below) that is acquiring the Notes for its own account, or for the account of such an institutional accredited investor, for the investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the

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Securities Act, (E) pursuant to a registration statement which has been declared effective under the Securities Act or (F) pursuant to another available exemption from the registration requirements of the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) or (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.              We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.              We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.              We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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